Exhibit 32

McKESSON CORPORATION

CERTIFICATION

In connection with the quarterly report of McKesson Corporation (the “Company”) on Form 10-Q for the quarter ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John H. Hammergren

John H. Hammergren
Chairman, President and Chief Executive Officer
February 1, 2005

/s/ Jeffrey C. Campbell

Jeffrey C. Campbell
Executive Vice President and Chief Financial Officer
February 1, 2005

     This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 has been provided to McKesson Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.